Exhibit 10.1

GENCO SHIPPING & TRADING LIMITED
299 PARK AVENUE
12TH FLOOR
NEW YORK, NEW YORK 10171
646-443-8550

March 22, 2021

Centerbridge Capital Partners II (Cayman), L.P.
Centerbridge Capital Partners SBS II (Cayman), L.P.
Centerbridge Credit Partners, L.P.
Centerbridge Credit Partners Master, L.P.
Centerbridge Special Credit Partners II, L.P.
Centerbridge Special Credit Partners II AIV IV (Cayman), L.P.
375 Park Avenue, 11th Floor
New York, NY 10152

Ladies and Gentlemen:

Reference is made to the Purchase Agreement (the “Purchase Agreement”) dated as of October 4, 2016 by and among Genco Shipping & Trading Limited (“Genco”) and the investors affiliated with Centerbridge Partners, L.P. (“Centerbridge”) that are listed as signatories below (the “Investors”).  Capitalized terms used but not defined in this letter agreement (this “Agreement”) have the respective meanings assigned to such terms in the Purchase Agreement. Genco and the Investors are sometimes referred to herein individually as a “Party” and together as the “Parties”.  The Parties hereby acknowledge and agree as follows:

1.  The Investors beneficially own (within the meaning of Rule 13d-3 promulgated under the 1934 Act) more than 12.5% but less than 25% of the total outstanding Common Stock as of the date of this Agreement and therefore are entitled to designate only one Investor Designee to be nominated for election to Genco’s Board of Directors pursuant to and accordance with Section 7.12 of the Purchase Agreement.

2. Notwithstanding the foregoing, Genco’s Board of Directors has determined to nominate a second Investor Designee at each annual or special meeting of the stockholders of Genco at which directors are to be elected to the Board of Directors on the terms and conditions set forth in this Agreement.

Genco Shipping & Trading Limited

3.  For purposes of Section 7.12(a) of the Purchase Agreement, “25%” shall be deemed to be replaced with “15%”, and the words “and the size of the Board has been increased to nine (9) members” shall be deemed deleted.

4. For purposes of Genco’s 2021 Annual Meeting of Shareholders, the Investors hereby confirm that Bao D. Truong and Kevin Mahony are their two Investor Designees.

5. Without limiting any rights of Genco under the Purchase Agreement or otherwise, if at any time (including without limitation after future annual or special meetings of the stockholders of Genco) there are two Investor Directors and the Investors cease to beneficially own at least 15% of the total outstanding Common Stock, then the Investors shall cause one Investor Director promptly to offer their resignation from Genco’s Board of Directors upon the request of Genco.

6. This Agreement, together with the Purchase Agreement, contains the entire agreement of the Parties with respect to the subject matter hereof and supersedes all prior agreements and understandings, both oral and written, between such Parties with respect to such subject matter.  Except as expressly modified hereby, the Purchase Agreement shall remain in full force and effect.

7. Sections 9.1 (Successors and Assigns), 9.2 (Counterparts), 9.4 (Notices) 9.6 (Amendments and Waivers), 9.8 (Severability), 9.10 (Further Assurances), and 9.11 (Governing Law; Consent to Jurisdiction; Waiver of Jury Trial) of the Purchase Agreement are incorporated into this Agreement by reference mutatis mutandis.

If this Agreement accurately reflects the understanding among the Parties, please sign below, whereupon this Agreement shall become a binding agreement among the Parties as of the date first set forth above.

Very truly yours,

GENCO SHIPPING & TRADING LIMITED

By:	/s/ John C. Wobensmith
John C. Wobensmith
Chief Executive Officer

Genco Shipping & Trading Limited

Accepted and agreed:

THE INVESTORS:

Centerbridge Capital Partners II (Cayman), L.P.
Centerbridge Capital Partners SBS II (Cayman), L.P.
Centerbridge Credit Partners, L.P.
Centerbridge Credit Partners Master, L.P.
Centerbridge Special Credit Partners II, L.P.
Centerbridge Special Credit Partners II AIV IV (Cayman), L.P.

By:	/s/ Bao Truong
Name:	Bao Truong
Title:	Authorized Signatory